UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported) December 18, 2003


                                   AGWAY INC.
                                   ----------
             (Exact name of registrant as specified in its charter)


Delaware                           2-22791                            15-0277720
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission                        (IRS Employer
of incorporation)                File Number)                Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6568








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ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

SALE OF AGWAY ENERGY PRODUCTS
-----------------------------
On December 18, 2003, the Company announced that the U.S. Bankruptcy Court for the Northern District of New York has approved the sale of substantially all of the assets and business operations of the Agway Energy Products Group to Suburban Propane, L.P., the operating partnership of Suburban Propane Partners, L.P. (NYSE: SPH). The court approval followed an auction hearing in Utica, NY at which no higher or better offers were received for the Energy businesses. The sale closing is currently scheduled to take place on December 23, 2003. The Agway Energy Products Group includes three wholly owned subsidiaries of Agway Inc. - Agway Energy Products, LLC, Agway Energy Services, Inc. and Agway Energy Services-PA, Inc.

The purchase price of approximately $206 million is subject to certain escrows required under the Asset Purchase Agreement such that the net cash proceeds to be realized at closing will be approximately $177 million. See attached press release issued by the Company.

SALE OF AGWAY'S PRODUCE GROUP
-----------------------------
On December 15, 2003, an auction on the sale of substantially all the assets of Agway's Country Best Produce and Country Best Adams, LLC businesses (Agway's Produce Group) was held in Bankruptcy Court. There were two bidders: AMPCO Distribution Services, LLC (AMPCO) and Del Monte Fresh Produce Company. Del Monte was the winning bidder with a purchase price of $12.15 million. That purchase price is subject to certain escrows and the payment of agreement termination fees to AMPCO such that the net proceeds to be realized at closing will be approximately $11.2 million. This compares favorably to the original Agway Produce Group/AMPCO asset purchase agreement that included a purchase price of $8.3 million and net proceeds at closing of approximately $7.6 million.

The sale closing is targeted to take place on December 22, 2003.















CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and makes them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "intend" and "anticipate" and similar expressions identify forward-looking statements.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

The following exhibits are filed as part of this report.

No.
---

99       Press release dated December 18, 2003




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                              AGWAY INC.
                                                              (Registrant)



Date       December 19, 2003                By  /s/ PETER J. O'NEILL
       -----------------------                   -------------------------------
                                                       Peter J. O'Neill
                                                     Senior Vice President
                                                      Finance & Control
                                                (Principal Financial Officer and
                                                       Chief Accounting Officer)













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